UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2011

Conolog Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-8174	22-1847286
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

5 Columbia Road, Somerville, New Jersey		08876
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (908) 722-8081

n/a
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders. .

On January 14, 2011, at the a Special Meeting of Shareholders of Conolog Corporation (the “Company”), the Company’s shareholders approved an amendment to the Certificate of Incorporation of the Company to effect a reverse stock split of the company’s common stock, par value $001 per share, at a ratio not less than two-for-one and not greater than five-for-one, with the exact ratio to be set within such range in the discretion of the Board of Directors, without further approval or authorization of the Company’s shareholders, provided that the Board of Directors determines to effect the reverse stock split and such amendment is filed with the Delaware Secretary of State no later than August 1, 2011.

As of November 16, 2010, the record date for the meeting the Company had outstanding and entitled to vote 6,967,881 shares of its common stock outstanding. The vote for each proposal was as follows:

Proposal	For	Against	Abstain

1 Proposal To amend the Certificate of Incorporation	4,085,506	762,880	164
of the Company (as set forth above):

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOLOG CORPORATION

By: /s/ Marc Benou_______
Marc Benou Benou
President

Dated: January 21, 2011